                                                                     EXHIBIT 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           PROFESSIONAL CORPORATION

                              650 PAGE MILL ROAD
                       PALO ALTO, CALIFORNIA 94304-1050
                TELEPHONE 650-493-9300   FACSIMILE 650-493-6811
                                                               JOHN ARNOT WILSON
                                                                     RETIRED


                                March 18, 1999


Autodesk, Inc.
111 McInnis Parkway
San Rafael, California 94903

     Re:  Registration Statement on Form S-8
          ----------------------------------

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Autodesk, Inc. (the "Registrant" or "you"), with the Securities and Exchange Commission on or about March 18, 1999, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,154,509 shares of your Common Stock (the "Shares") reserved for issuance pursuant to outstanding options and rights assumed by Autodesk under the Discreet Logic Inc. Amended and Restated 1994 Restricted Stock and Stock Option Plan, the Discreet Logic Inc. 1995 Employee Stock Purchase Plan, the Discreet Logic Inc. 1995 Non-Employee Director Stock Option Plan and the Discreet Logic Inc. 1997 Special Limited Non-Employee Director Stock Plan (collectively, the "Plans"). As your legal counsel, we have examined the actions taken and proposed to be taken by you in connection with the proposed sale, issuance and payment of consideration for the Shares to be issued under the Plans.

     It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares pursuant to the Registration Statement and the Plans, and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendment thereto.

                                    Sincerely,

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation

                                    /s/ WILSON SONSINI GOODRICH & ROSATI